Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157759) of Tampa Electric Company and its subsidiaries of our report dated February 24, 2012 relating to the financial statements and the financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

February 24, 2012